Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 12:49 PM 06/23/2005 FILED 12:41 PM 06/23/2005 SRV 050524390 – 3990150 FILE

CERTIFICATE OF INCORPORATION

OF

EURAMAX NEWCO, INC.

ARTICLE ONE

The name of the corporation is Euramax Newco, Inc. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the Corporation has authority to issue is One Thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

R. Scott Vansant	c/o Euramax International, Inc.
5445 Triangle Parkway, Suite 350
Norcross, GA 30092
U.S.A.

ARTICLE SIX

The Corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE TEN

The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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I, THE UNDERSIGNED, being the sols incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 23rd day of June, 2005.

/s/ R. Scott Vansant
R. Scott Vansant, Sole Incorporator

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State of Delaware Secretary of State Division of Corporations Delivered 10:08 AM 06/29/2005 FILED 10:12 AM 06/29/2005 SRV 050540738 – 3990150 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

EURAMAX NEWCO, INC.

Pursuant to the provision of Section 242 of the General corporation Law of the State of Delaware (the “DGCL”), Euramax International, Inc. (the “Corporation”) hereby certifies as follows:

FIRST: The name of the Corporation is “Euramax Newco, Inc.”

SECOND: The certificate of incorporation of the Corporation is hereby amended as follows:

The FIRST article is hereby deleted and restated in its entirety as follows:

“FIRST: The name of the Corporation is Euramax International, Inc.”

THIRD: The foregoing amendment to the Certificate was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 29th day of June, 2005.

/s/ R. Scott Vansant
By: R. Scott Vansant
Title: Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:14 PM 12/23/2010 FILED 12:48 PM 12/23/2010 SRV 101228893 – 3990150 FILE

CERTIFICATE OF MERGER
OF
EURAMAX RECEIVABLES, LLC
(a Delaware limited liability company)
WITH AND INTO
EURAMAX INTERNATIONAL, INC.
(a Delaware corporation)

Pursuant to the provisions of Section 264 of the Delaware General Corporation Law, Euramax International, Inc. submits the following Certificate of Merger for filing and certifies that:

1.                          The name and jurisdiction of formation of each entity which is to merge are:

Name	Jurisdiction

Euramax Receivables, LLC	Delaware
Euramax International, Inc.	Delaware

2.                          An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each entity which is to merge, in accordance with Section 264 of the Delaware General Corporation Law.

3.                          The name of the surviving domestic entity is Euramax International, Inc.

4.                          The Certificate of Incorporation of Euramax International, Inc. as it exists immediately prior to the merger shall, from and after the merger, be the Certificate of Incorporation of the surviving corporation of the merger, until duly amended as provided therein and by applicable law.

5.                          The merger shall be effective at 11:55 p.m. EST on December 31, 2010.

6.                          The Agreement and Plan of Merger is on file at the principal place of business of the surviving entity, which is located at 5445 Triangle Parkway NW, Suite 350, Norcross, GA 30092.

7.                          A copy of the Agreement and Plan of Merger will be furnished by Euramax International, Inc., on request and without cost, to any stockholder or member of any entity which is to merge.

[Signature on following page]

IN WITNESS WHEREOF, Euramax International, Inc. has caused this Certificate of Merger to be executed by a duly authorized officer this 22nd day of December 2010.

EURAMAX INTERNATIONAL, INC.

By:	/s/ Mitchell B. Lewis
Name: Mitchell B. Lewis
Title: CEO

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